UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 West Georgia, Suite 1030 Vancouver, BC, Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2021, Achieve Life Sciences, Inc. (“Achieve”) entered into a contingent convertible debt agreement (the “Debt Agreement”) with Silicon Valley Bank, in its capacity as administrative agent and lender (in such capacity, “Agent”), Silicon Valley Bank, as a lender (“SVB”), and SVB Innovation Credit Fund VIII, L.P., as a lender (together with SVB, the “Lenders”), pursuant to which the Lenders provided term loans having an aggregate original principal amount of $15.0 million (the “Convertible Term Loan”).  Subject to the terms and conditions of the Debt Agreement, upon Achieve’s request on or prior to December 31, 2022 and Agent’s and each Lender’s receipt of all necessary internal and credit approvals, Achieve may borrow additional term loans in an aggregate original principal amount of up to $10.0 million.  Achieve’s obligations under the Debt Agreement are secured by substantially all of Achieve’s assets, other the intellectual property.

The Convertible Term Loan matures on December 22, 2023; provided that such date will be extended to December 22, 2024 upon the occurrence of both (i) Achieve’s written request and (ii) Agent’s confirmation that the Agent and Lenders agree to extend the maturity date upon receipt of all necessary internal and credit approvals for such extension.  Interest is calculated on the outstanding principal amount of the Convertible Term Loan at the aggregate of (a) a floating rate per annum equal to the greater of (i) 2.25% and (ii) the prime rate minus 1.0%, which interest shall be payable in cash monthly in arrears, and (b) 7.0% per annum, compounded monthly, which shall be payable on the earlier to occur of the maturity date and the date that the Convertible Term Loan is converted in to Achieve’s common stock.

The conversion feature grants the Lenders or, pursuant to an assignment, any designee thereof (each, a “Conversion Right Holder”, and collectively, the “Conversion Right Holders”) the right to convert part or all of the outstanding principal of the Convertible Term Loan, plus accrued and unpaid interest into shares of Achieve’s common stock at a conversion price equal to $9.34, as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like (the “Conversion Price”).   The conversion rights may be exercised at each Conversion Right Holder’s option any time prior to repayment of the Convertible Term Loan.  Additionally, the outstanding principal of the Convertible Term Loan, plus accrued and unpaid interest, will be converted into shares of Achieve’s common stock at the Conversion Price on the date where the closing price per share of Achieve’s common stock is equal to or greater than $24.00 for thirty consecutive trading days prior to such date.

The Convertible Term Loan may be repaid at Achieve’s election by paying the Lenders an amount equal to (i) if such repayment is made on or before the eighteen month anniversary of the closing date, 125% of the outstanding principal balance (including compounded interest), plus accrued and unpaid interest, and (ii) if such repayment is made after the eighteen month anniversary of the closing date, 150% of the outstanding principal balance (including any compounded interest), plus accrued and unpaid interest.  Notwithstanding the foregoing, if Achieve elects to repay the Lenders and in the twelve month period following such repayment enters to an agreement, commitment, letter of intent or memorandum of understanding or the like, binding or nonbinding, with any third party respecting an acquisition, and such acquisition is subsequently consummated, if the aggregate gross proceeds that would have been payable to the Conversion Right Holders in connection with such acquisition had Achieve not repaid the Convertible Term Loan and the Conversion Right Holders had exercised, in connection with such acquisition, the right to convert the Convertible Term Loan into shares of Achieve’s common stock, then Achieve shall pay to the Lenders as an additional call price, the difference between such proceeds as would have been payable to the Conversion Right Holders in connection with such acquisition and the payment actually paid to the Lenders.

The Debt Agreement contains customary affirmative and restrictive covenants, including covenants regarding the incurrence of additional indebtedness or liens, investments, transactions with affiliates, delivery of financial statements, payment of taxes, maintenance of insurance, dispositions of property, mergers or acquisitions, among other customary covenants.  Achieve is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. The Debt Agreement also includes customary representations and warranties, events of default and termination provisions. The Lenders may not engage in any short sales of, or other hedging transactions in, Achieve’s common stock while any amounts are outstanding under the Debt Agreement.

In connection with the Debt Agreement, Achieve entered into a Registration Rights Agreement (the “RRA”) with the Lenders, pursuant to which Achieve may be required to register for resale shares of its common stock issued to the Conversion Right Holders upon the conversion of outstanding debt under the Debt Agreement. Achieve’s obligations under the RRA will terminate with respect to a holder of applicable registrable securities upon the earlier to occur of (a) the time when such holder delivers a notice demanding registration or (b) Achieve would be required to give notice to such holder of its intention to file an applicable registration statement, in either case if (x) the aggregate number of registrable securities then issued and issuable to such holder and to such holder’s affiliates, together with all other shares then held beneficially and/or of record by such holder and its affiliates, does not exceed seven percent (7%) of Achieve’s then-total shares issued and outstanding (calculated including all such registrable securities and other shares), or (y) Achieve and such holder mutually reasonably agree that all registrable securities then issued and issuable to such holder and its affiliates may then be sold by such holder without the requirement to be in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Rule 144”) and otherwise without restriction or limitation pursuant to Rule 144.

The foregoing descriptions of the Debt Agreement, the Convertible Term Loans and RRA do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Contingent Convertible Debt Agreement, dated December 22, 2021, among Achieve Life Sciences, Inc., Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P.

10.2 104

Registration Rights Agreement, dated December 22, 2021, among Achieve Life Sciences, Inc., Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P.

Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: December 22, 2021	/s/ John Bencich
John Bencich Chief Executive Officer (Principal Executive and Financial Officer)